UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 4, 2017
BLACKHAWK NETWORK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 Delaware
(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)
6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2017, the Compensation Committee of the Board of Directors of Blackhawk Network Holdings, Inc. (the “Company”) approved an amendment to the Blackhawk Network Holdings, Inc. Deferred Compensation Plan (the “Plan,” and such amendment, the “Plan Amendment”), terminating the Plan, effective as of December 15, 2017, pursuant to Treasury Regulation Section 1.409A-3(j)(4)(ix)(C). Pursuant to the Plan Amendment, all balances will be distributed on December 17, 2018. Until such distribution date, the Plan will continue to operate in the ordinary course, except that no new deferrals or earnings will be credited to participants under the Plan after December 15, 2017.
Jerry Ulrich, the former Chief Financial Officer of the Company, was the only named executive officer of the Company with an account under the Plan. Mr. Ulrich had an account balance of $105,226.32 as of November 30, 2017, his last day of employment with the Company.
The above descriptions are only summaries of the Plan Amendment and are qualified in their entirety by reference to the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A detailed description of the Plan (prior to giving effect to the Plan Amendment) is included in the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission on May 1, 2015 (the “2015 8-K”). A copy of the Plan was filed as Exhibit 10.1 to the 2015 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment No.1 to the Blackhawk Network Holdings, Inc. Deferred Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2017	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Kirsten E. Richesson
	Name:	Kirsten E. Richesson
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No.1 to the Blackhawk Network Holdings, Inc. Deferred Compensation Plan